SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): April 20, 2006


                            REGIONAL BANKSHARES, INC.





         South Carolina                000-32493                 57-1108717
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
 of Incorporation)                                           Identification No.)




        206 South Fifth Street, Hartsville, SC                        29551
     (Address of Principal Executive Offices)                       (Zip Code)



                                 (843) 383-4333
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Variable Interest Entities - On April 18, 2006, the Company sponsored the creation of a Connecticut statutory trust, Regional Statutory Trust I (the "Trust"), and is the sole owner of the common securities issued by the Trust. On April 20, 2006, the Trust issued $3,000,000 in floating rate TP securities. The proceeds of this issuance, and the amount of the Company's investment in the common securities, were used to acquire $3,093,000 principal amount of the Company's floating rate junior subordinated debt securities due 2036 ("Debentures"), which securities, and the accrued interest thereon, now constitute the Trust's sole assets. The interest rate associated with the debt securities, and the distribution rate on the common securities of the Trust, is adjustable quarterly at 3 month LIBOR plus 177 basis points. The Company may defer interest payments on the Debentures for up to twenty consecutive quarters, but not beyond the stated maturity date of the Debentures. In the event that such interest payments are deferred by the Company, the Trust may defer distributions on the TP Securities and the common securities. In such an event, the Company would be restricted in its ability to pay dividends on its common stock and perform under other obligations that are not senior to the junior subordinated Debentures.

The Debentures are redeemable at par at the option of the Company, in whole or in part, on any interest payment date on or after June 15, 2011. Prior to that date, the Debentures are redeemable at par plus a premium of up to 3.14% of par upon the occurrence of certain events that would have a negative tax effect on the Trust or that would cause it to be required to be registered as an investment company under the Investment Company Act of 1940 or that would cause trust preferred securities not to be eligible to be treated as Tier 1 capital by the Federal Reserve Board. Upon repayment or redemption of the Debentures, the Trust will use the proceeds of the transaction to redeem an equivalent amount of TP securities and common securities. The Trust's obligations under the TP securities are unconditionally guaranteed by the Company.

Section 7 - Regulation FD

Item 7.01  Regulation FD Disclosure

At the Annual Meeting of Shareholders on May 11, 2006, Curtis Tyner, the President and Chief Executive Officer, will report that for the first quarter of 2006 basic earnings per share were $0.21 compared to $0.07 per share for the first quarter of 2005. This is after adjustment for the 20% stock dividend declared last fall. Net income for the first quarter of 2006 was $145, 278 compared to $42,591 for the first quarter of 2005.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 REGIONAL BANKSHARES, INC.
                                 (Registrant)



Date: May 11, 2006               By: /s/ Curtis A. Tyner
                                    --------------------------------------------
                                    Curtis A. Tyner
                                    President